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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                           _______________________

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                December 10, 1997                December 10, 1997
               ___________________________________________________
                                                 (Date of earliest
                                                   event reported)



                           PUGET SOUND ENERGY, INC
            (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



            411 108th Avenue N.E., Bellevue, Washington 98004-5515
             (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                425/454-6363



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

ITEM 5. Other Events

On December 10, 1997, the Company made the following press release:

TENASKA AND PSE AGREE TO NEW SUPPLY ARRANGEMENTS

Bellevue, Wash. and Omaha, Nebr., - Tenaska Washington Partners, L. P. (Tenaska) of Omaha, Nebr. and Puget Sound Energy (NYSE:PSD) of Bellevue, Wash. have reached a preliminary agreement that is expected to lower the price the utility pays for power from Tenaska's cogeneration facility located at Ferndale, Wash. The Washington Utilities and Transportation Commission
(WUTC), which regulates the utility, today approved the utility's filed accounting method for the revised power sales agreement.

     Key to the revised arrangement, Puget Sound Energy will buy out the final 14 years of Tenaska's underlying fixed-price gas supply. Puget Sound Energy will become the principal natural gas supplier to the Ferndale facility and will supply Tenaska with market-priced natural gas. The market-priced gas supplies are expected to reduce Puget Sound Energy's power supply costs between 15 and 20 percent from this facility over the remaining life of the agreement. The original power agreement between Puget Sound Energy and Tenaska resulted from negotiations between the companies in 1991. Puget Sound Energy purchases the available power from Tenaska's 245 megawatt facility. The cogeneration facility, which also provides steam to the adjacent Tosco oil refinery, began operation in 1994 and is considered a Qualifying Facility (QF) under the federal government's Public Utility Regulatory Policies Act (PURPA).

     "This mutually-beneficial solution to the issue of above-market power supply contracts -- an increasingly important issue in light of increased competition in our industry -- shows what two companies can do when they work together as negotiating partners, rather than through adversarial processes," said Puget Sound Energy Chairman and CEO Richard R. Sonstelie. "At the same time, for Puget Sound Energy in particular, this agreement represents major progress along the strategic course we are pursuing as we drive our costs of energy supply toward market value. Shareholders and customers all can win with this agreement."

"Independent power plants like ours exist today because we have provided a lower cost alternative to meet utility energy needs," according to Howard L. Hawks, Chief Executive Officer of Tenaska Washington I L.P., managing general partner of the Tenaska facility. "Tenaska clearly understands the importance of working with our customers and keeping them competitive when the customer is similarly motivated. During the last several months, we have worked together to find innovative, cost-effective solutions to meet Puget Sound Energy's needs primarily by taking advantage of current gas prices, which are substantially lower than when our power contract was signed. Together, we have taken a significant step to help Puget Sound Energy become more competitive in the marketplace."

     The restructured power supply arrangement is subject to the approval of definitive agreements by both companies. The companies expect to close the transaction by January 2, 1998.

     Tenaska Washington Partners L.P. is a partnership consisting of the affiliates of: Tenaska Inc.; Continental Energy Services, a subsidiary of Montana Power Company; Illinova Generating Company, a subsidiary of Illinova Corporation; and KU Capital Corporation, a subsidiary of KU Energy Corporation.

     Puget Sound Energy provides electric and natural gas service to more than 1.1 million customers, primarily in Washington state's Puget Sound region.


                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PUGET SOUND ENERGY, INC

Date:    December 10, 1997

                                      James W. Eldredge
                                      ----------------------------
                                      James W. Eldredge
                                      Corporate Secretary and
                                      Controller